Exhibit 10.10

Advisory Service Agreement

This Advisory Service Agreement (“Agreement”) is entered into this 22nd day of November, 2017 by and between Kodiak Capital Group, LLC, a Delaware corporation headquartered at 260 Newport Center Drive, Newport Beach, CA 92660 ("KODIAK") and NewBridge Global Ventures, Inc., a Delaware corporation ("NewBridge").

WHEREAS KODIAK agrees to provide NewBridge with advisory services for a term of no less than twelve months beginning December 1, 2017, at a rate of $5,000 per month; and

WHEREAS, KODIAK and NewBridge (each, a “Party” and collectively, the “Parties”) have agreed to mutually exchange certain public information (“Information”) regarding each party’s clients which may include, but limited to, any proposed financial, legal, marketing and other business information pertaining to each party’s clients and/or their affiliates in connection with past and future business activities and other opportunities.

1. Each Party’s obligation regarding Information shall expire on December 31, 2018 (unless terminated earlier upon 30-days written notice from either party) and shall be used solely for purpose of evaluating a financial and strategic relationship with each other's clients and the respective Parties, shall not be disclosed to any other party. The Parties shall hold Information in strict confidence.  Upon termination of this Agreement or written request, the Parties shall cease use of Information and return or destroy all Information.

2.  Each Party hereby agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought in either the United States District Court for the Central District of California or a Superior Court of the State of California in the County of Orange, and the parties hereby irrevocably and unconditionally submit to the jurisdiction of such courts.  The Parties hereby agree to waive trial by jury in any such suit, action or proceeding.  The Parties irrevocably waive and agree not to raise any objection any of them might now or hereafter have to the bringing of any such suit, action or proceeding in any such court including, without limitation, any objection that the place where such court is located is an inconvenient forum.  Each Party agrees that any judgment or order against that party in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon that party and consents to any such judgment or order being recognized and enforced in the courts of its jurisdiction of incorporation or organization or any other courts, by registration or entry of such judgment or order, by a suit, action or proceeding upon such judgment or order, or any other means available for enforcement of judgments or orders. The prevailing Party in such suit, action or proceeding regarding this Agreement shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys’ fees in such suit, action or proceeding which may be determined by the court or other officer in such proceeding.  If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney’s fees whether or not court action is required for enforcement.

3. This Agreement constitutes the entire Agreement between the Parties concerning its subject matter. This Agreement may be executed in two or more counterparts, each signed by one of the Parties and all of said counterparts together shall constitute one and the same instrument.  The Parties agree that facsimile or scan/email signatures may be relied upon by each of the parties hereto as original signatures.   This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  The rights and obligations of either Party to this Agreement may not be assigned by such Party without the prior written consent of the other Party. All additions or modification to this Agreement must be made in writing and must be signed by an authorized representative of each Party. Any action related to this Agreement will be governed by California law.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

KODIAK CAPITAL GROUP, LLC

By:__________________________

Name: Ryan Hodson

Title: Managing Member

NEW BRIDGE GLOBAL VENTURES, INC.

By:__________________________

Name:

Title: